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                                                                    Exhibit 23.2

                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Amendment No. 2 to Registration Statement No. 333-40787 and Amendment No. 4 to Registration Statement No. 333-29013 of Vornado Realty Trust and Vornado Realty L.P. both on Form S-3, of our report dated January 16, 1998 on the statement of revenues and certain expenses of 150 East 58th Street for the year ended December 31, 1996, which report appears in the Form 8-K/A of Vornado Realty Trust and Vornado Realty L.P. dated November 18, 1997.

DELOITTE & TOUCHE LLP

Parsippany, New Jersey
January 28, 1998


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